Exhibit (j)(3)

EXECUTION COPY

DOCUMENT CUSTODY AGREEMENT

CAPITAL SOUTHWEST CORPORATION

Company

ING Capital LLC

Collateral Agent

And

U.S. BANK NATIONAL ASSOCIATION

Document Custodian

Dated

August 30, 2016

i

SCHEDULE I	RECOMMENDED DATA FILE CRITERIA

EXHIBIT A	AUTHORIZED REPRESENTATIVES OF COMPANY AND COLLATERAL AGENT

EXHIBIT B	FORM OF REQUEST FOR RELEASE

EXHIBIT C	FORM OF SOLE CONTROL NOTICE

EXHIBIT D	FORM OF CUSTODIAN CERTIFICATION
ii

DOCUMENT CUSTODY AGREEMENT

This DOCUMENT CUSTODY AGREEMENT is made and entered into as of August 30, 2016, by and among Capital Southwest Corporation (the “Company”), a corporation formed under the laws of the State of Texas, ING Capital LLC, as collateral agent under the Guarantee and Security Agreement referred to below (in such capacity, the “Collateral Agent”) and U.S. Bank National Association, a national banking association, organized under the laws of the United States, as document custodian (the “Document Custodian”).

WHEREAS, the Company is a Texas corporation, which has been formed for the primary purpose of acquiring, holding, managing and disposing of a pool of credit and equity investments in portfolio companies;

WHEREAS, the Company is and from time to time may become the owner of certain assets, including agreements, instruments, security certificates or other documents evidencing or relating to any of the property of the Company (whether in bearer or registered form including any thereof registered in the name of the Company, payable to the Company’s order, or specifically endorsed to the Company, but which have not been endorsed to the Custodian or in blank) (collectively, the “Collateral”), subject to the security interest of the Collateral Agent granted by the Company under that certain Guarantee, Pledge and Security Agreement dated as of August 30, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Security Agreement”); and

WHEREAS, each of the Company and the Collateral Agent desires to have the Document Custodian take possession of certain documents relating to such Collateral as specified herein, as the document custodian for the Company and the Collateral Agent in accordance with the terms and conditions hereof and in compliance with Rule 206(4)-2 under the Investment Advisers Act of 1940 (the “1940 Act”); and

WHEREAS, the Document Custodian has agreed to act as document custodian for the Company and the Collateral Agent, on the terms and conditions hereof;

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

Section 1.     Certain Definitions. (a) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and Section references refer to Sections of this Agreement. For the purposes of this Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, and the definitions of such terms are equally applicable to the singular and the plural forms of such terms.

“1940 Act” means the Investment Company Act of 1940.

“Agreement” means this Document Custody Agreement and the schedules and Exhibits hereto, as supplemented or amended from time to time.

“Authorized Representative” has the meaning set forth in Section 8(b) hereof.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) any day that is a legal holiday under the laws of the State of New York, or the city or state in which the Document Custodian’s offices are located or (iii) any day on which commercial banks in the State of New York, York or the city or state in which the Document Custodian’s offices are located are closed or authorized or permitted to close.

“Collateral” has the meaning set forth in the preamble hereto.

“Collateral Checklist” means a list prepared by the Company and delivered to the Document Custodian in connection with delivery of any Collateral to the Document Custodian by the Company that identifies the items contained in the related Collateral File, including whether any related document is an original or a copy.

“Collateral Documents” means, the documents comprising the Collateral File received by the Document Custodian for such Collateral File, as identified in the Collateral Checklist accompanying such Collateral File, including, as applicable:

(a)          other than in the case of a Participation, an executed copy of the assignment for such Loan, as identified on the Collateral Checklist;

(b)          with the exception of Noteless Loans and Participations, the original executed Underlying Note endorsed by the issuer or the prior holder of record in blank or to the Company, as identified on the Collateral Checklist;

(c)          in the case of Noteless Loans, a copy of the loan register with respect to such Noteless Loan evidencing registration of such Loan on the books and records of the applicable obligor or bank agent to the name of the Company (or its nominee) or a copy (which may be a facsimile copy) of an assignment agreement in favor of the Company as assignee, as identified on the Collateral Checklist;

(d)          in the case of Participations, a copy of the related participation agreements, as identified on the Collateral Checklist;

(e)          (i) if the Company is the sole lender or if the Company or an affiliate of the Company acts as agent for the lenders (in each case as notified to the Custodian in the Collateral Checklist), (A) an executed copy of the Underlying Loan Agreement (which may be included in the Underlying Note if so indicated in the Collateral Checklist), together with a copy of all amendments and modifications thereto, as identified on the Collateral Checklist, (B) a copy of each related security agreement (if any) signed by the applicable obligor(s), as identified on the Collateral Checklist, and (C) a copy of each related guarantee (if any) then executed in connection with such Loan, as identified on the Collateral Checklist, and (ii) in all other cases, such copies of the documents described in clauses (A), (B) and (C), which may not be executed copies, as are reasonably available to the Company, as identified on the Collateral Checklist; and

(f)           a copy of the Collateral Checklist.

“Collateral File” means a file delivered to the Document Custodian by the Company pursuant to Section 3, containing the Collateral Documents relating to the Collateral, as set forth on the Collateral Schedule delivered to the Document Custodian.

“Collateral List” means, in the case of each Collateral File held by the Document Custodian for the benefit of the Borrower and the Collateral Agent, a computer-readable transmission prepared by the Document Custodian containing the applicable information from Schedule I hereto (and such other data as may be mutually agreed upon in writing by the Borrower, the Collateral Agent and the Document Custodian), which shall be delivered by the Document Custodian to the Borrower and the Collateral Agent pursuant to this Agreement.

“Collateral Schedule” means a listing of Collateral Files in computer readable standardized text formats, delivered or caused to be delivered by the Company to the Document Custodian, incorporating the fields listed on Schedule I hereto and such other information and fields as may be mutually agreed upon by the Company and the Document Custodian and in a form satisfactory to the Company and the Document Custodian.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques and other similar or related information that may be furnished to the Company or the Collateral Agent by the Document Custodian from time to time pursuant to this Agreement.

“Custodian Certification” has the meaning set forth in Section 3(b) hereof.

“Delivery of Collateral Files” means actual receipt by the Document Custodian at its designated office of the (i) Collateral Files and (ii) Collateral Schedule relating to such Collateral Files.

“Effective Time” means the opening of business on the second Business Day next succeeding the Business Day on which a Sole Control Notice is actually received by a Responsible Officer of the Document Custodian at U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN 55107, Attention: Kenneth Brandt; provided that if any such Sole Control Notice is so received after 12:00 noon, New York City time, on any Business Day, the “Effective Time” shall be the opening of business on the third Business Day next succeeding the Business Day on which such receipt occurs.

“Exception Report” has the meaning set forth in Section 3(b) hereof.

“Loan” means any U.S. dollar denominated commercial loan, or Participation therein, made by a bank or other financial institution that by its terms provides for payments of principal and/or interest, including discount obligations and payment- in-kind obligations, acquired by the Company from time to time.

“Officer’s Certificate” means a certificate signed by an officer (authorized to sign an Officer’s Certificate) of Company or other Person (on behalf of the Company) submitting a Collateral File to the Document Custodian or otherwise delivered an Officer’s Certificate to the Document Custodian pursuant to this Agreement.

“Participation” means an interest in a Loan that is acquired indirectly by way of a participation from a selling institution.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Proper Instructions” means the meaning set forth in Section 8(a) hereof.

“Request for Release” means a request for release of any Collateral File, which request shall be either (i) delivered to the Document Custodian substantially in the form of Exhibit B hereto or (ii) as otherwise agreed to between the Document Custodian, the Collateral Agent and the Company.

“Sole Control Notice” means a notice substantially in the form of Exhibit C hereto with a copy of this Agreement attached thereto.

“Responsible Officer” means, with respect to the Document Custodian, any officer, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Document Custodian customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Agreement.

(b)          In this Agreement unless the contrary intention appears:

(i)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(ii)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re- enactments or replacements of any of them;

(iii)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(iv)	a reference to a Person includes a reference to the Person’s executors, custodians, successors and permitted assigns;

(v)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally; and

(vi)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally.

“Underlying Loan Agreement” means, with respect to any Loan, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Loan is made.

“Underlying Note” means the one or more promissory notes executed by an obligor to evidence a Loan.

(c)          Headings are inserted for convenience and do not affect the interpretation of this Agreement

Section 2.     Appointment of the Document Custodian. Each of the Company and the Collateral Agent hereby appoints the Document Custodian, and the Document Custodian hereby accepts its appointment, to act as the document custodian for the Company and the Collateral Agent (for the benefit of the Secured Parties (as defined in the Guarantee and Security Agreement)), to provide the services set forth in this Agreement, upon the terms and conditions set forth in this Agreement.

The Document Custodian acknowledges and agrees that it will hold possession of all Collateral Files delivered to it in accordance with this Agreement for the benefit of the Collateral Agent.

Section 3.     Delivery of Collateral Files.

(a)           The Company or the Collateral Agent, as applicable, shall from time to time deliver or cause to be delivered Collateral Files, including each of the related Collateral Documents, to the Document Custodian to be held hereunder. With respect to each Delivery of Collateral Files, the Company or the Collateral Agent, as applicable, shall provide or cause to be provided a related Collateral Schedule (in a form acceptable to the Document Custodian) to the Document Custodian with respect to such Collateral Files that are being delivered.

(b)          In receiving any Collateral Files hereunder, and in maintaining any listing or providing any report or communication with respect to the Collateral Files or Collateral Documents held hereunder, the Document Custodian shall be required only to review the face of each document received to determine whether it appears regular on its face and appears to relate to the related Collateral. Upon Delivery of Collateral Files in accordance with the preceding sentence, within three (3) Business Days (provided however that if more than fifty (50) Collateral Files are delivered at one time to the Document Custodian, additional time as agreed to among the parties in writing, may be taken by the Document Custodian) the Document Custodian shall execute and deliver to the Borrower and the Collateral Agent a certification more fully described in Section 5 (a “Custodian Certification”) substantially in the form attached hereto as Exhibit D, including an attached exception report (an “Exception Report”), listing any document not included in the related Collateral File after review against the Collateral Schedule (which Exception Report shall include any document that does not, on its face, appear regular and/or related to such Collateral Obligation(s)). For the avoidance of doubt, such review will not commence in accordance with this Section 3(b) until both the Collateral Files and the Collateral Schedule have been delivered to the Document Custodian.

(c)          Except as expressly set forth herein, the Document Custodian shall not be under any duty to review, inspect, examine or certify the Collateral Files or related Collateral Documents; and without limiting the foregoing, the Document Custodian shall be entitled to assume the genuineness of each such document and the genuineness and due authority of any signatures appearing thereon, shall be entitled to assume that each such document is what it purports to be. The Document Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Collateral Document; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby; or (iii) to determine that the contents of any Collateral Document are appropriate for the represented purpose or that any Collateral Document has actually been recorded or filed, as maybe applicable, or that any Collateral Document is other than what it purports on its face to be.

Section 4.     Document Custodian’s Acceptance of Collateral Files.

(a)          The Document Custodian shall accept the documents received by the Document Custodian pursuant to Section 3 hereunder. With respect to each Collateral File listed on a given Collateral Schedule, the Document Custodian shall issue a Collateral List (in addition to the Custodian Certification) upon review of the Collateral Files. If upon delivery of such Collateral Files, any Collateral File listed on the Collateral Schedule has not been received by the Document Custodian, the Document Custodian shall identify such Collateral File as pending on the related Collateral List.

(b)          Any Collateral List or Custodian Certification delivered to the Company and the Collateral Agent by the Document Custodian shall supersede, cancel and replace the previously delivered Collateral List or Custodian Certification, as applicable, and shall, in each case, control and be binding on the parties hereto.

Section 5.     Custodian Certification. The Document Custodian shall, in each Custodian Certification, certify and confirm as to each Collateral File listed on the Collateral Schedule that, except as noted on the Exception Report attached to such Custodian Certification:

(a)          all documents required to be delivered to it pursuant to Section 3 and hereof are in the Document Custodian’s possession; and

(b)          all documents contained in the Collateral File as described on the attached Schedule I have been reviewed by the Document Custodian and appear regular on their face and relate to such applicable Collateral File.

Section 6.     Release of Collateral Files.

(a)          In the event that any Collateral File is needed by the Company (prior to the Effective Time) or the Collateral Agent for the purpose of correction of errors therein or for one of the other purposes set forth in a Request for Release, the Company (prior to the Effective Time) or the Collateral Agent, as applicable, shall send to the Document Custodian a Request for Release. The Document Custodian shall release such Collateral Files within three (3) Business Days of its receipt of such completed Request for Release. Any request for release by the Company or the Collateral Agent shall be in the form of the Request for Release.

(b)          From and after the Effective Time, unless the Company has received prior written consent of the Collateral Agent (with a copy to the Document Custodian), none of the Company nor any Authorized Representative of the Company shall have any right or ability to access or receive or withdraw or transfer, or to give other instructions concerning, any Collateral File until such time as the Collateral Agent shall have notified the Document Custodian in writing of the withdrawal of a Sole Control Notice and instructed the Document Custodian to resume honoring instructions which the Company or any Authorized Representative of the Company is entitled to give under the Custody Agreement.

(c)          Each of the Company and the Collateral Agent is authorized to transmit and the Document Custodian is authorized to accept signed facsimile or email copies of Requests for Release submitted in the form attached hereto as Exhibit B (or as otherwise agreed between the Document Custodian, the Collateral Agent and the Company).

Section 7.     Further Obligations of the Document Custodian.

(a)          Maintenance of Facility. The Document Custodian shall segregate and identify the Collateral Files on its automated data system and maintain custody of all Collateral Files received by it in secure and fire resistant facilities, all in accordance with customary standards for such custody and in a manner consistent with Rule 17f-1 under the 1940 Act.

(b)          Insurance. The Document Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect insurance in amounts, with standard coverage and subject to deductibles, all as customary for insurance typically maintained by banks that act as document custodian. Upon written request from the Company or the Collateral Agent, the Document Custodian shall provide evidence (which evidence may be in the form of a certificate of the respective insurer) that such insurance is in full force and effect.

(c)          Examination. The Document Custodian shall upon not less than three (3) Business Days prior written notice permit (a) inspection during regular business hours of the Document Custodian (and subject to its usual charges for such access) by the Company or the Collateral Agent (or by the auditors or agents of the Company or the Collateral Agent, when requested by the Company or the Collateral Agent, as applicable) of the Collateral Files, at such place or places where the related Collateral Files are deposited, and (b) the Company or the Collateral Agent (or by the auditors or agents of the Company or the Collateral Agent, when requested by the Company or the Collateral Agent, as applicable) to make copies of the Collateral Files. The Company or the Collateral Agent, as applicable, shall be responsible for any expenses in connection with such inspection and copying. Any such inspection and copying shall be subject to the procedures of the Document Custodian. In addition, and not in limitation of the foregoing, the Company shall indemnify and hold the Document Custodian harmless from all claims, costs, expenses, losses and damages incurred by the Document Custodian as a result of the damage, loss or misplacement of any Collateral Files or Collateral Documents or other papers contained in the Collateral Files while in the possession of the Company (or its auditors or agents) and the Collateral Agent shall indemnify and hold the Document Custodian harmless from all claims, costs, expenses, losses and damages incurred by the Document Custodian as a result of the damage, loss or misplacement of any Collateral Files or Collateral Documents or other papers contained in the Collateral Files while in the possession of the Collateral Agent (or its auditors or agents).

Section 8.     Proper Instructions.

(a)          Any instruction or direction delivered to the Document Custodian from the Company or the Collateral Agent shall be in writing and executed by an Authorized Representative and shall be delivered in accordance with Section 13 hereof. The Document Custodian, the Company and the Collateral Agent may agree from time to time to accept other forms of instruction or direction. Any such instruction or direction delivered pursuant to this Section 8(a) shall be considered “Proper Instructions.”

(b)           Any of the persons whose signatures and titles appear on Exhibit A (an “Authorized Representative”) is authorized, acting singly, to act for, the Company or the Collateral Agent, as applicable, under this Agreement. The specimen signature for each such Authorized Representative of the Collateral Agent and the Company initially authorized hereunder is set forth on Exhibit A. From time to time, the Collateral Agent and the Company may, by delivering to the other a revised exhibit, change the information previously given, but each of the parties hereto shall be entitled to rely conclusively on the then current Exhibit until receipt of a superseding exhibit.

(c)          The Document Custodian shall have no obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations. The Document Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

(d)          If, in performing its duties under this Agreement, the Document Custodian is required to decide between alternative courses of action, the Document Custodian may (but shall not be obliged to) request written instructions from the Company (prior to the Effective Time) or the Collateral Agent as to the course of action desired by the Company or the Collateral Agent, as applicable. If the Document Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Document Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Document Custodian shall act in accordance with instructions received from the Company or the Collateral Agent, as applicable, in response to such request after such two Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

(e)          If the Company or the Collateral Agent elects to give the Document Custodian email or facsimile instructions (or instructions by a similar electronic method) and the Document Custodian in its discretion elects to act upon such instructions, the Document Custodian’s reasonable understanding of such instructions shall be deemed controlling. The Document Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from the Document Custodian’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Document Custodian, including without limitation the risk of the Document Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 9.     Transmission of Collateral Files. Prior to any shipment of any Collateral Files or Collateral Documents hereunder pursuant to the request of the Company (prior to the Effective Time) or the Collateral Agent, the Company or the Collateral Agent, as applicable, shall deliver to the Document Custodian written instructions as to the method of shipment and shipper(s) the Document Custodian is to utilize in connection with the transmission of Collateral Files or Collateral Documents in the performance of the Document Custodian’s duties hereunder (which instruction shall include, if requested by the Document Custodian, billing account numbers maintained by the Customer or the Collateral Agent, as applicable, with such shipper(s) to allow for direct billing of the related charges to the Company or the Collateral Agent, as applicable). The Company or the Collateral Agent, as applicable, shall arrange for the provision of such services at its sole cost and expense (or, at the Document Custodian’s option, reimburse the Document Custodian for all costs and expenses incurred by the Document Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Collateral Files or other loan documents as the Company or the Collateral Agent, as applicable, deems appropriate.

Notwithstanding the foregoing, it is hereby expressly agreed that in the absence of express written instruction from the Company (prior to the Effective Time) or the Collateral Agent pursuant to the preceding terms, shipment may be made by the Document Custodian in any instance by means of any recognized overnight delivery or shipping service (it being hereby expressly acknowledged that United Parcel Service is one such recognized service, without implied limitation). All costs and risks of shipment shall be borne by the Company or the Collateral Agent, as applicable, and it is hereby expressly agreed that in no event shall the Document Custodian have any liability for any losses or damages to any Person, arising out of actions of the Document Custodian consistent with the instructions of the Company or the Collateral Agent, as applicable. Any costs of shipment that may be incurred or paid by the Document Custodian from time to time may be billed by the Document Custodian to the Company or the Collateral Agent on a monthly basis and shall be due and payable when billed.

Section 10.     Fees of the Document Custodian. It is understood that the Document Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement (the “Fee Schedule”) between the Document Custodian and the Company, the payment of which, together with the Document Custodian’s reasonable expenses (as described below) in connection herewith, shall be solely the obligation of the Company. The final form of such Fee Schedule (as amended or modified by the parties) shall be binding upon the parties, whether or not such Fee Schedule has been executed by the parties.

The Company agrees to pay or reimburse to the Document Custodian upon its request from time to time, any and all reasonable costs, disbursements, expenses and indemnification amounts (including without limitation reasonable fees and expenses of legal counsel) paid or incurred by the Document Custodian, in connection with (i) the preparation or execution of this Agreement, (ii) the transactions contemplated hereby, (iii) the administration of this Agreement or (iv) the performance by the Document Custodian of its duties and services under this Agreement, from time to time (including without limitation costs and expenses of any legal or other action deemed necessary by the Document Custodian to collect any amounts owing to it under this Agreement).

Without limiting the foregoing, the Collateral Agent agrees to pay or reimburse to the Document Custodian upon its request from time to time, any and all reasonable costs, disbursements, expenses and indemnification amounts (including without limitation reasonable fees and expenses of legal counsel) incurred by the Document Custodian after the Effective Time, in connection with (i) the transactions contemplated hereby, (ii) the administration of this Agreement or (iii) the performance by the Document Custodian of its duties and services under this Agreement, from time to time (including without limitation costs and expenses of any legal or other action deemed necessary by the Document Custodian to collect any amounts owing to it under this Agreement); provided, in each case, that such costs, disbursements, expenses and/or indemnification amounts shall not have been reimbursed by the Company.

Any such fees, expenses and indemnification amounts payable pursuant to this Section 10 shall be due and payable within thirty (30) days of request by the Document Custodian to the Company or, after the Effective Time, the Collateral Agent, as applicable. If such fees, expenses and indemnification amounts are not paid within 30 days from request by the Document Custodian, the Document Custodian may resign effective immediately, and shall ship all Collateral Files (in accordance with Section 9) then held by the Document Custodian on behalf of the Company: (x) to the Collateral Agent at its address as provided in Section 13, (y) to any successor document custodian as appointed by the Company and the Collateral Agent or (z) at the direction of the Collateral Agent.

The obligations of the Company and the Collateral Agent under this Section 10 and such separate agreement shall survive the termination of this Agreement and the resignation or removal of the Document Custodian.

Section 11.     Resignation or Removal of Document Custodian; Termination of Agreement.

(a)          The Document Custodian may terminate its obligations under this Agreement upon sixty (60) days’ prior written notice to the Company and the Collateral Agent. In the event of such termination, (i) the Company and the Collateral Agent shall appoint, by written instrument, a successor document custodian and (ii) the Document Custodian, promptly upon payment of any unpaid fees, expenses and indemnification amounts due to the Document Custodian, shall transfer to the successor document custodian, as directed, all Collateral Files being held by the Document Custodian under this Agreement. The Document Custodian’s sole responsibility after the termination of its obligations as aforesaid shall be to safely maintain all of the Collateral Files and to deliver the same to a successor document custodian; provided, that if a successor document custodian has not accepted custodial responsibilities within the period set forth in the first sentence of this Section 11(a), the Document Custodian may, at the expense of the Company, either (i) deliver all Collateral Files to the Collateral Agent, or (ii) petition any court of competent jurisdiction to name a successor document custodian. The Document Custodian shall not be responsible for the fees and expenses of any successor document custodian. Upon delivery of the Collateral Files to any successor document custodian or to the Collateral Agent as provided in this paragraph, all duties and obligations of the Document Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Collateral Files (including any shipping costs) upon termination shall be the sole responsibility of the Company.

(b)          Each of the Company and the Collateral Agent may at any time and without cause remove and discharge the Document Custodian from the performance of its duties under this Agreement upon at least thirty (30) days’ written notice to from the Company or the Collateral Agent, as applicable, to the Document Custodian. Such removal shall take effect upon (i) the appointment of a successor document custodian by the Company and the Collateral Agent, and (ii) delivery of all the Collateral Files to the successor document custodian, which delivery shall be subject to, and shall be made promptly after, payment of the Document Custodian’s unpaid fees, expenses and indemnification amounts. The payment of such successor document custodian’s fees and expenses and all costs and expenses in connection with such transfer shall be the sole responsibility of the Company. If a successor document custodian is not appointed by the Company and the Collateral Agent within the aforementioned thirty (30) days, the Document Custodian may, at the expense of the Company, deliver all the Collateral Files to the Collateral Agent. Upon delivery of the Collateral Files to the Collateral Agent or the successor document custodian, as applicable, and as provided in this paragraph, all duties and obligations of the Document Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Collateral Files (including any shipping costs) upon termination shall be the sole responsibility of the Company.

(c)          This Agreement shall terminate on the date on which the Company (prior to the Effective Time) or the Collateral Agent notifies the Document Custodian in writing that the Agreement is terminated. Upon the Document Custodian’s receipt of both such written termination and the payment of any due and unpaid fees, expenses and indemnification amounts, the Document Custodian shall, within a reasonable time, deliver any remaining Collateral Files to the Collateral Agent or its designee, as directed by the Collateral Agent and at the Company’s expense (including any shipping costs).

Section 12.     Representations.

(a)          The Company hereby represents and warrants to the Document Custodian and the Collateral Agent that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation.

(b)          The Collateral Agent hereby represents and warrants to the Company and the Document Custodian that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations.

(c)          The Document Custodian hereby represents and warrants to the Company and the Collateral Agent that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations.

Section 13.     Notices.

(a)          Except as otherwise expressly provided herein, all Proper Instructions, notices or any other communications hereunder shall be in writing and shall be sent (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service or (iii) facsimile or electronic mail, to the Company, the Collateral Agent or the Document Custodian at the following address, as applicable (or such other address any party may designate by written notice to the other parties):

If to the Company, to:

Capital Southwest Corporation

Lincoln Center Tower

5400 LBJ Freeway, Suite 1300

Dallas, TX 75240

Attention: Michael Sarner

Telephone: (214) 884-3829

Facsimile: (214) 238-5701

E-Mail: msarner@capitalsouthwest.com

with a copy to (which shall not constitute notice):

Thompson & Knight LLP

333 Clay St., Suite 3300

Houston, TX

Attention: Cassandra G. Mott

Telephone: (713) 951-5803

Facsimile: (832) 397-801

Email: cassandra.mott@tklaw.com

If to the Collateral Agent, to:

ING Capital LLC

1325 Avenue of the Americas

New York, New York 10019

Attention: Grace Fu

Telephone: (646) 424-7213

Facsimile: (646) 424-6919

E-Mail: grace.fu@ing.com

with a copy, which shall not constitute notice, to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention: Jay R. Alicandri, Esq.

Telephone: (212) 698-3500

Facsimile: (212) 698-3599

E-Mail: jay.alicandri@dechert.com

If to the Document Custodian, to:

U.S. Bank National Association

1719 Otis Way

Florence, South Carolina 29501

Ref: ING-CSWC

Attention: Steven Garret

Fax No.: (843) 676-8901

Email: steven.garret@usbank.com

Section 14.     Concerning the Document Custodian. The acceptance by the Document Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein or herein).

(a)          The Document Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Collateral Files or the Collateral Documents except for such duties, obligations or responsibilities as are expressly and specifically set forth in this Agreement as duties, obligations or responsibilities on its part to be performed, and the duties, obligations and responsibilities of the Document Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Document Custodian, including any responsibilities for the Company’s compliance with the 1940 Act. Any permissive right of the Document Custodian to take any action hereunder shall not be construed as a duty.

(b)          The Document Custodian makes no representations as to and shall not be responsible for or required to verify (A) the validity, legality, enforceability, due authorization, effectiveness, recordability, insurability, sufficiency, value, form, substance, or genuineness of any of the documents contained in any Collateral File or (B) the collectability, validity, transferability, insurability, value, effectiveness, perfection, priority or suitability of any Collateral File or any document contained therein.

(c)          The Document Custodian shall have no responsibilities or duties with respect to any Collateral File while such Collateral File is not in its possession.

(d)          The Document Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it in accordance with this Agreement, not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Company or the Collateral Agent, as applicable, shall be an Authorized Representative). The Document Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Document Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Document Custodian shall examine the same to determine whether it substantially conforms on its face to the requirements set forth herein.

(e)          Neither the Document Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith of the Document Custodian.

(f)           The Document Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction received by it in accordance with this Agreement, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(g)          The Document Custodian may consult with, and obtain advice from, legal counsel selected in good faith, with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Document Custodian in good faith in accordance with the advice or opinion of such counsel. The reasonable costs and expenses of such advice or opinion shall be reimbursed by the Company pursuant to Section 10 hereof.

(h)          No provision of this Agreement shall require the Document Custodian to expend or risk its own funds, take any action hereunder (or omit to take any action) or otherwise incur any financial liability in the performance of its duties under this Agreement if it shall have grounds for believing that repayment of such funds or indemnity satisfactory is not assured to it.

(i)           The Document Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Document Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with due care.

(j)          If the Document Custodian shall request instructions from the Company (prior to the Effective Time) or the Collateral Agent, as applicable, with respect to any act, action or failure to act in connection with this Agreement, the Document Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Document Custodian shall have received written instructions from the Company or the Collateral Agent, as applicable, without incurring any liability therefor to the Company, the Collateral Agent, or any other Person.

(k)          In no event shall the Document Custodian or its directors, affiliates, officers, agents and employees be held liable for any lost profits or exemplary, punitive, special, indirect or consequential damages of any kind resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(l)           The Document Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by a Responsible Officer of the Document Custodian or unless (and then only to the extent received) in writing by the Document Custodian in accordance with Section 13 herein and specifically referencing this Agreement. Any other provision of this Agreement to the contrary notwithstanding, the Document Custodian shall have no notice of and shall not be bound by any of the terms and conditions of any other document or agreement unless the Document Custodian is a signatory party to that document or agreement.

(m)          The Document Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Document Custodian’s compensation or for reimbursement of expenses; shall be under no obligation to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any person to execute or issue such document, except as provided in Section 8 of this Agreement with respect to Authorized Representatives; shall have no duty to ascertain whether or not any cash amount or payment has been received by the Company, the Collateral Agent or any third person and shall not be required to perform any cash movement functions in relation to this Agreement; and shall not be required to value or produce a report detailing the value of the Collateral Files.

(n)          Nothing in this Agreement shall be deemed to impose on the Document Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Collateral File is or may be held by the Document Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Document Custodian or its property or business or on the ability of the Document Custodian to perform its duties hereunder.

(o)          The Document Custodian shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto. The Document Custodian shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by the Borrower or the Collateral Agent in accordance with the terms hereof, in which case the parties hereto agree that the Document Custodian has no duty to make any further inquiry whatsoever. It is hereby acknowledged and agreed that the Document Custodian has no knowledge of (and is not required to know) the terms and provisions of any loan agreements or any other related documentation by or among the Collateral Agent, the Borrower, or any other third party, or whether any actions by the, the Borrower, the Collateral Agent or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith.

The provisions of this Section 14 shall survive the termination of this Agreement and the resignation or removal of the Document Custodian.

Section 15.     Force Majeure. In no event shall any party hereto be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, events, circumstances or forces beyond its control, including, without limitation, nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, loss or malfunctions of utilities, communications or computer (software and hardware) services, fires, floods, earthquakes or other natural disasters, civil or military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, accidents, national disasters of any kind, nuclear or natural catastrophes, or other similar events or acts; errors by the Company or the Collateral Agent (including any Authorized Representative) in its instructions to the Document Custodian; or changes in applicable law, regulation or orders.

Section 16.     Indemnification.

(a)          The Company agrees to indemnify and hold harmless the Document Custodian and its respective directors, officers, employees, agents, designees, successors and assigns from and against any and all liabilities, obligations, damages, penalties, claims, actions, judgments, suits, losses and reasonable costs, disbursements and expenses of any kind or nature, including reasonable fees and expenses of legal counsel, court costs and costs of appeal arising from or connected with, the Document Custodian’s execution and performance of this Agreement, its participation in any transaction contemplated hereby, or the relationship between the Document Custodian, the Collateral Agent and the Company created hereby, including but not limited to the claims of any third parties against the Document Custodian (collectively, “Losses”), except to the extent such loss, liability or expense results from the gross negligence, bad faith or willful misconduct on the part of the Document Custodian.

(b)          The Collateral Agent agrees, after the Effective Time, to indemnify and hold harmless the Document Custodian and its respective directors, officers, employees, agents, designees, successors and assigns from and against any and all Losses, except to the extent such loss, liability or expense results from the gross negligence, bad faith or willful misconduct on the part of the Document Custodian; provided that, in each case, such Losses shall not have been reimbursed by the Company.

The foregoing indemnifications shall survive the termination of this Agreement and the resignation or removal of the Document Custodian hereunder.

Section 17.     Amendments. No amendment or waiver of any provision of this Agreement and no consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto. The Document Custodian shall not be required to execute any amendment that adversely affects its rights, duties, indemnities or immunities hereunder. However, with respect to any change in review procedure, this Agreement may be amended by mutual agreement between the parties hereto in the form of consent via electronic mail. Any such email shall reference this Agreement and shall specify that it is an amendment to the review procedures.

Section 18.     Effective Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver by any party of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

Section 19.    Severability. If any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 20.     Binding Effect; Governing Law. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be construed in accordance with, and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

Section 21.     Successors and Assigns; Third Party Benefit.

(a)           The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Other than as provided in Section 21(b) below, no party hereto shall be permitted to assign its rights under this Agreement without the written consent of the other parties.

(b)           Notwithstanding anything to the contrary herein: (i) the Collateral Agent may, without the consent of any other party hereto, assign its rights and duties under this Agreement to a successor Collateral Agent appointed pursuant to the Guarantee and Security Agreement and/or the Revolving Credit Agreement (as defined in the Guarantee and Security Agreement); and (ii) any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person to which all or substantially all of the business of Collateral Agent may be sold or otherwise transferred, shall without the execution or filing of any paper or further act on the part of any parties hereto become the successor Collateral Agent hereunder (including, without the prior written consent of the Company or the Document Custodian); provided that the appointment of a successor Collateral Agent is subject to the following procedures. The Collateral Agent shall provide notice to the Document Custodian (at U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN 55107, Attention: Kenneth Brandt) of the identity of the proposed successor Collateral Agent. The Document Custodian shall promptly request any customary “Know Your Customer” information that is reasonably required to satisfy “Know Your Customer” requirements (the “KYC Approval Process”). Within fourteen (14) calendar days of receipt of notice of the proposed successor Collateral Agent (or such longer time as agreed to by the Document Custodian and the Collateral Agent, each in their sole discretion), the Document Custodian either shall (i) complete the KYC Approval Process and the successor Collateral Agent shall become the new Collateral Agent or (ii) notify the Collateral Agent that the proposed successor Collateral Agent does not meet “Know Your Customer” requirements in which case the Collateral Agent may propose a new successor Collateral Agent, subject to the foregoing procedures.

(c)          Any Person into which the Document Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Document Custodian shall be a party, or any Person to which all or substantially all of the corporate trust business of the Document Custodian may be sold or otherwise transferred, shall without the execution or filing of any paper or further act on the part of any parties hereto become the successor Document Custodian hereunder (including, without the prior written consent of the Company or the Collateral Agent).

(d)          This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to this Section 21).

Section 22.     Entire Agreement; Counterparts. This Agreement, together with the exhibits, schedules and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes any prior agreement and understandings with respect to those matters and transactions. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement (and by facsimile or pdf transmission, which facsimile or pdf transmission signatures shall be considered original executed counterparts).

Section 23.     Other Business. Nothing herein shall prevent the Document Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company, the Collateral Agent or any other Person. Nothing contained in this Agreement shall constitute the Company, the Collateral Agent and/or the Document Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

Section 24.     Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

Section 25.    Confidentiality. The parties hereto agree that they and their advisors, including legal counsel, shall not disclose to any other Person and shall keep confidential the terms and conditions of this Agreement (including fee arrangements) and any amendment, supplement, Schedule or Exhibit hereto (“Confidential Information”). In the event that any party hereto or its advisors breaches any provision of this Section 25, then, in addition to any other rights and remedies available to the non-breaching party, a non-breaching party shall be entitled to temporary and permanent injunctive relief against the breaching party without the necessity of proving actual damages. Notwithstanding the foregoing, Confidential Information may be disclosed by a party to the extent that (i) such party reasonably deems necessary to do so in working with taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable laws, (ii) any portion of the Confidential Information is required by law or requested by judicial or regulatory or supervisory process to be disclosed, or (iii) such disclosure is necessary to establish, make effective or enforce the Company’s rights in the Collateral contained in the related Collateral File held by the Document Custodian pursuant to this Agreement.

Section 26.     Actions Necessary to Preserve Rights under Collateral Documents. Notwithstanding the Delivery of Collateral Files to the Document Custodian, each of the Company and the Collateral Agent acknowledges that the Document Custodian shall have no obligation to (i) collect or enforce any Collateral Document, (ii) take action to preserve or maintain the obligations of any party obligated under any Collateral Document, (iii) take action to protect, preserve or safeguard the rights of the Company or the Collateral Agent against any Person under the Collateral Documents, or (iv) take action to obtain, preserve, safeguard, continue, perpetuate or enforce rights against any collateral which may secure repayment of any Collateral. Each of the Company and the Collateral Agent hereby expressly releases the Document Custodian from the obligation to take any such action.

Section 27.    No Offset, Etc.. The Document Custodian hereby acknowledges the security interest in the Collateral, Collateral Files and Collateral Documents granted to the Collateral Agent by the Company. The Document Custodian hereby waives and releases any right of offset, banker’s lien, security interest or other like right against the Collateral, Collateral Files or Collateral Documents for so long as this Agreement is in effect.

Section 28.      SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE COMPANY, THE COLLATERAL AGENT AND THE DOCUMENT CUSTODIAN HEREBY IRREVOCABLY AND UNCONDITIONALLY:

A.	SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

B.	CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

C.	AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 13 HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING;

D.	AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

E.	WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 29.    Compliance with Applicable Law. (a) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Document Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Document Custodian. Accordingly, each of the Company and the Collateral Agent agrees to provide to the Document Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Document Custodian to comply with Applicable Law.

(b)           Each of the Company and the Collateral Agent hereby acknowledges receipt of the following notice:

“IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Document Custodian will ask for documentation to verify its formation and existence as a legal entity. The Document Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

Section 30.     Collateral Agent Capacity. The Collateral Agent has executed this Agreement as directed under and in accordance with the Revolving Credit Agreement (as defined in the Guarantee and Security Agreement) and will perform this Agreement solely in its capacity as Collateral Agent under the Revolving Credit Agreement and not in its individual capacity.

[SIGNATURES APPEAR ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.

CAPITAL SOUTHWEST CORPORATION, as Company

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer

lNG CAPITAL LLC, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:
Name:
Title:

INWITNESSWHEREOF, the parties have executed and delivered thisAgreement as of the date andyearfirst abovewritten.

CAPITAL SOUTHWEST CORPORATION, as Company

By:
Name: Michael S. Sarner
Title: Chief Financial Officer

lNG CAPITAL LLC, as Collateral Agent

By:	/s/ Patrick Frisch
Name: Patrick Frisch
Title: Managing Director

By:	/s/ Grace Fu
Name: Grace Fu
Title: Director

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:
Name:
Title:

[Signature Page to Document Custody Agreement]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.

CAPITAL SOUTHWEST CORPORATION, as Company

By:
Name: Michael S. Sarner
Title: Chief Financial Officer

lNG CAPITAL LLC, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Assistant Vice President

[Signature Page to Document Custody Agreement]

SCHEDULE  I

Recommended Data File Criteria

Each of the items listed below must be in its own cell within either a CSV or Excel spreadsheet.

Data files should be sent electronically via email to your collateral review specialist at U.S. Bank.

● Asset Number
● Asset Name
●
●
●
●
●
●

«	Please remember that the shipment of Collateral Files must come to U.S. Bank in the same order as the data file.
Schedule I-1

EXHIBIT A

AUTHORIZED REPRESENTATIVES

Any of the following persons shall be an Authorized Representative (as this list may be subsequently modified by the Company and the Collateral Agent from time totimeby delivery of a replacement list to the other parties to the Agreement):

Authorized Representatives of the Company

NAME	TITLE	SIGNATURE
Michael S. Sarner	Chief Financial Officer, Chief Compliance Officer and Secretary	/s/ Michael S. Sarner
Bowen S. Diehl	President and Chief Executive Officer	/s/ Bowen S. Diehl
Christopher T. Rehberger	Treasurer	/s/ Christopher T. Rehberger

Authorized Representatives of the Collateral Agent

NAME	TITLE	SIGNATURE
Patrick Frisch	Managing Director	/s/ Patrick Frisch
Kunduck Moon	Managing Director	/s/ Kunduck Moon
Grace Fu	Director	/s/ Grace Fu

Exhibit A-2

EXHIBIT B

FORM OF REQUEST FOR RELEASE

(attached)

U.S. Bank Global Corporate Trust Services	Attention: Document Custody Services
1719 Otis Way	Receiving Unit
Florence, South Carolina 29501	Email: dcs@usbank.com
Fax: (651) 695-6100 or (651) 695-6101

RE:	Document Custody Agreement, dated as of August 30, 2016 (the “Document Custody Agreement”) between Capital Southwest Corporation (the “Company”), ING Capital LLC (the “Collateral Agent”) and U.S. Bank National Association, as document custodian (the “Document Custodian”)

Pursuant to Section 6 of the Document Custody Agreement, we request the release of the Collateral Files relating to the Collateral listed on the attached Excel spreadsheet for the reason indicated below:

Reason for Requesting Documents (Check One):

1) Collateral Paid in Full
2) Collateral being Substituted
3) Collateral being Liquidated by Company
4) Other- Description Needed Below

Collateral Agent:
Authorized Representative:
Name (Printed):
Title (Printed):
Date:
Phone:
Company:
Authorized Representative:
Name (Printed):
Title (Printed):
Date:
Phone:

 *Signature of Collateral Agent Must Appear

File Delivery Instructions – Address Needed

Upon Completion of Request, for Release, please scan and email the request to the appropriate DCS Vault Location.

If applicable, please indicate if the request is a “Rush” in the subject line. Please fax the form if you do not have access to email.

Florence:	dcsflorencescreleases@usbank.com
Frederick:	electronic.release.requests@usbank.com
Jacksonville:	dcsctsjacksonville.requests@usbank.com
Saint Paul:	dcs@usbank.com
St. Petersburg:	documentcustody.stpete@usbank.com
Rocklin:	dcs-rocklin@usbank.com
Tempe:	tempe.dcs.request@usbank.com
Exhibit B-1

EXHIBIT C

[to be placed on Collateral Agent letterhead]

CUSTODY CONTROL AGREEMENT

SOLE CONTROL NOTICE

______________, _____

U.S. Bank National Association

1719 Otis Way

Florence, South Carolina 29501

Mail Code: Ex - SC – FLOR

Ref: Capital Southwest Corporation

Attention: Steven Garrett

Email: steven.garrett@usbank.com

Re:	DOCUMENT CUSTODY AGREEMENT dated as of August 30, 2016 (the “Agreement”), by and among CAPITAL SOUTHWEST CORPORATION (the “Company”), ING CAPITAL LLC, as collateral agent (in such capacity, the “Collateral Agent”), and U.S. BANK NATIONAL ASSOCIATION, as document custodian (in such capacity, the “Document Custodian”)

Ladies and Gentlemen:

This constitutes a Sole Control Notice as referred to in the Agreement, a copy of which is attached hereto.

ING CAPITAL LLC, as Collateral Agent

By:
Name:
Title:
Exhibit C-1

EXHIBIT D

FORM OF CUSTODIAN CERTIFICATION

[Date]

[Company]
Attention: [   ]

[Collateral Agent]
Attention: [    ]

Re:	DOCUMENT CUSTODY AGREEMENT dated as of August 30, 2016 (the “Agreement”), by and among CAPITAL SOUTHWEST CORPORATION (the “Company”), ING CAPITAL LLC, as collateral agent (in such capacity, the “Collateral Agent”), and U.S. BANK NATIONAL ASSOCIATION, as document custodian (in such capacity, the “Document Custodian”)

Ladies and Gentlemen:

In accordance with the provisions of Section 3(b) of the above-referenced Agreement, the undersigned, as Document Custodian, hereby certifies and confirms that with respect to each of the Collateral listed on the Collateral Schedule annexed hereto as Schedule I, except as noted on the Exception Report attached hereto as Exhibit 1;

(i)	all documents required to be delivered to the Document Custodian pursuant to Section 3 and Section 5 of the Agreement are in the Document Custodian’s possession; and

(ii)	all documents contained in the Collateral File have been reviewed by the Document Custodian and appear regular on their face and relate to such applicable Collateral File.

Exhibit D-1

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:
Name:
Title:
Exhibit D-2

SCHEDULE I

to Custodian Certification

COLLATERAL SCHEDULE

Exhibit D-3

EXHIBIT 1
to Custodian Certification

EXCEPTION REPORT

Exhibit D-4